Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our Report dated April 20, 2004 of USCorp’s

Form 10-KSB/A for the fiscal year ended September 30, 2003, and to all references to our firm included in this Registration Statement.

Sincerely,

/s/Donahue Associates LLC

Donahue Associates, LLC

Monmouth Beach, NJ

May 17, 2004